UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2007

DUSSAULT APPAREL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52452

(Commission File Number)

98-0513727

(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles California, 90046-7010

(Address of principal executive offices and Zip Code)

866.841.2010

Registrant's telephone number, including area code

3742 West 10th Avenue, Vancouver British Columbia, V6R 2G4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 25, 2007, we entered in a non-binding letter of intent with Dussault Jeans Inc., pursuant to which we will negotiate the terms of a formal agreement for a business combination of our two companies.

Under the letter of intent, both companies have the right to conduct due diligence on each other while we negotiate the terms of the formal agreement. If we and Dussault Jeans Inc. have not entered into the formal agreement by November 1, 2007, the letter of intent will terminate without prejudice to either party.

The letter of intent contemplates that the shareholder of Dussault Jeans Inc. will have the right to acquire up to 25% interest in our company. In addition, the letter of intent provides that we are to provide a short term bridge loan of $1.2 million to Dussault Jeans Inc.

The terms of the letter of intent are not comprehensive and additional terms, including reasonable warranties and representations, and various closing conditions and requirements will be incorporated into the formal agreement to be negotiated.

Item 9.01. Financial Statements and Exhibits.

10.1	Letter of Intent with Dussault Jeans Inc. dated June 25, 2007
99.1	News Release dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By: /s/ Terry Fitzgerald

Terry Fitzgerald
President

Dated: June 29, 2007